Exhibit 99.1



                                                      November 14, 2003





FOR IMMEDIATE RELEASE

Contact:  Laura Ulbrandt (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
                        ANNOUNCES NINE MONTH 2003 RESULTS


Leucadia National Corporation (LUK - NYSE and PCX) today announced its operating results for the nine month period ended September 30, 2003. Net income was $57,721,000 or $.96 per diluted common share for the nine month period ended September 30, 2003 compared to $37,340,000 or $.67 per diluted common share for the nine month period ended September 30, 2002. Net income per share included $.03 and $.16 of income from discontinued operations for the nine month 2003 and 2002 periods, respectively.

For the nine months ended September 30, 2003, the Company recognized a loss of $52,200,000 for its share of WilTel Communications Group, Inc.'s losses under the equity method of accounting, an investment the Company acquired in the fourth quarter of 2002. WilTel's reported loss in 2003 results substantially from depreciation and amortization expenses. In addition, WilTel recognized certain non-recurring, non-operating gains during the period, of which the Company's share was $25,800,000. The Company's share of the income of other investments in associated companies under the equity method of accounting, net of taxes, was $95,100,000 in 2003 and $50,300,000 in 2002. The increase in 2003 was primarily attributable to the Company's investments in Olympus Re Holdings, Ltd., Berkadia LLC and a limited partnership interest in a distressed securities fund.

Finance revenues, which reflect the level and mix of consumer instalment loans, decreased in 2003 due to fewer average loans outstanding, primarily resulting from the Company's decisions in September 2001 to stop originating subprime automobile loans and in January 2003 to stop originating all consumer loans. Pre-tax results increased however, primarily due to a reduction in interest expense, a decline in the provision for loan losses, less interest paid on interest rate swaps and lower salaries expense and operating and other costs resulting from restructuring efforts.

Manufacturing revenues increased slightly in the nine month 2003 period as compared to the same period in 2002 as increases in the construction and consumer products markets were largely offset by declines principally in the carpet padding and agricultural markets. Gross profit for the nine month 2003 period declined as compared to the same period in 2002 primarily due to higher raw material costs. Pre-tax results for the nine month 2003 period also reflected lower operating expenses than for the same period in 2002 primarily due to workforce reductions and other cost reduction initiatives.

In April 2003 the Company acquired approximately 80% of the outstanding common stock of WebLink Wireless, Inc., a private company engaged in the wireless messaging industry. From the date of acquisition through September 30, 2003, WebLink's revenues totaled $45,800,000, gross profit was $21,100,000 or 46.3% and pre-tax income was $5,300,000.

Investment and other income increased in the nine month 2003 period as compared to the same period in 2002. The nine month 2003 period includes revenues from Symphony Health Services, LLC of $16,600,000 since its acquisition in September 2003. Symphony is engaged in the provision of physical, occupational, speech and respiratory therapy services. The increase in investment and other income for the nine month 2003 period as compared to the same period in 2002 also reflects greater income related to accounting for the market values of the Company's derivative financial instruments, increased revenues from the Company's Hawaiian hotel and $4,900,000 relating to a refund of foreign taxes not based on income. Investment and other income also reflects reduced gains from property sales and a reduction in investment income.

Operating results include net securities gains of $500,000 and net securities losses of $26,100,000 for the nine months ended September 30, 2003 and 2002, respectively. These amounts include provisions of $5,100,000 and $22,500,000 for the 2003 and 2002 periods, respectively, to write down certain of the Company's investments.

Leucadia National Corporation is a holding company engaged in a variety of businesses, including telecommunications (principally through WilTel), banking and lending (principally through American Investment Bank, N.A.), manufacturing (through its Plastics Division), real estate activities, winery operations, development of a copper mine (through its 72.8% interest in MK Gold Company) and property and casualty reinsurance. The Company also currently has equity interests of more than 5% in the following domestic public companies: AmeriKing, Inc. (6.8%), Carmike Cinemas, Inc. (11%), GFSI Holdings, Inc. (7.1%), The FINOVA Group, Inc. (indirectly 25% through its interest in Berkadia), HomeFed Corporation (30.3%), Jackson Products, Inc. (8.8%), Jordan Industries, Inc. (10.1%) and ParkerVision, Inc. (7.3%).

           SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
                (In thousands, except earnings per share amounts)
                                   (Unaudited)

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                                                                              For the Three Month             For the Nine Month
                                                                           Period Ended September 30,     Period Ended September 30,
                                                                           --------------------------     --------------------------
                                                                              2003            2002            2003           2002
                                                                              ----            ----            ----           ----

Revenues                                                                   $ 101,726       $  52,373       $ 246,083      $ 180,257
                                                                           =========       =========       =========      =========

Net securities gains (losses)                                              $     332       $ (13,812)      $     546      $ (26,110)
                                                                           =========       =========       =========      =========

Income (loss) from continuing operations before income
   taxes, minority expense of trust preferred securities and
   equity in income of associated companies                                $  (4,696)      $ (25,973)      $   6,043      $ (29,597)

Income taxes                                                                  10,696          10,694           9,689         11,681
                                                                           ---------       ---------       ---------      ---------

Income (loss) from continuing operations before minority
   expense of trust preferred securities and equity in income
   of associated companies                                                 $   6,000       $ (15,279)      $  15,732      $ (17,916)
                                                                           =========       =========       =========      =========

Equity in income of associated companies, net of taxes                     $  50,090       $  14,175       $  42,942      $  50,305
                                                                           =========       =========       =========      =========

Income (loss) from continuing operations                                   $  56,090       $  (2,484)      $  55,913     $  28,248
                                                                           =========       =========       =========      =========

Income from discontinued operations, including gain on
   disposal, net of taxes                                                  $    --         $    --         $   1,808      $   9,092
                                                                           =========       =========       =========      =========
   Net income (loss)                                                       $  56,090       $  (2,484)      $  57,721      $  37,340
                                                                           =========       =========       =========      =========

Basic earnings (loss) per common share:
Income (loss) from continuing operations                                   $     .94       $    (.04)      $     .94      $     .51
Income from discontinued operations, including gain on disposal                 --              --               .03            .16
                                                                           ---------       ---------       ---------      ---------
   Net income (loss)                                                       $     .94       $    (.04)      $     .97      $     .67
                                                                           =========       =========       =========      =========

Number of shares in calculation                                               59,642          55,346          59,630         55,334
                                                                           =========       =========       =========      =========

Diluted earnings (loss) per common share:
Income (loss) from continuing operations                                   $     .93       $    (.04)      $     .93      $     .51
Income from discontinued operations, including gain on disposal                 --              --               .03            .16
                                                                           ---------       ---------       ---------      ---------
   Net income (loss)                                                       $     .93       $    (.04)      $     .96      $     .67
                                                                           =========       =========       =========      =========

Number of shares in calculation                                               60,072          55,346          60,044         55,649
                                                                           =========       =========       =========      =========




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